Item 77M - Cash Account Trust - Tax-Exempt Portfolio

Registrant incorporates by reference its Registration Statement on Form N-14 its Proxy Statement dated November 2006, filed on November 1, 2006 (Accession No. 0001193125-06-
220744).

Shareholder Meeting Results:

A Special Meeting of Shareholders of DWS Tax-Exempt Fund and DWS Tax Free Money Fund, Class S was held on January
25, 2007. The following matter was voted upon by the shareholders of said trust (the resulting votes are presented below):

1. Approving an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all the assets of DWS Tax-Exempt Fund to the Tax-Exempt Portfolio series of Cash Account Trust ("CAT TEP"), in exchange for shares of CAT TEP and the assumption by CAT TEP of all liabilities of DWS Tax-Exempt Fund, and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of DWS Tax-Exempt Fund in complete liquidation and termination of DWS Tax-Exempt
Fund.

Affirmative
Against
Abstain
323,047,701.860
21,835,263.590
11,251,963.592


2. Approving an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all the assets of DWS Tax-Free Fund to the Tax-Exempt Portfolio series of Cash Account Trust ("CAT TEP"), in exchange for shares of CAT TEP and the assumption by CAT TEP of all liabilities of DWS Tax-Free Fund, and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of DWS Tax-Free Fund in complete liquidation and termination of DWS Tax-Free Fund.

Affirmative
Against
Abstain
81,180,120.410
8,592,600.944
4,792,244.487



Item 77M - Cash Account Trust - Tax-Exempt Portfolio

Registrant incorporates by reference its Registration Statement on Form N-14 its Proxy Statement dated November 2006, filed on November 1, 2006 (Accession No. 0001193125-06-
220744).

Shareholder Meeting Results:

A Special Meeting of Shareholders of DWS Tax Free Shares of
Cash Reserve Fund, Inc. was held on February 7, 2007. The following matter was voted upon by the shareholders of said trust (the resulting votes are presented below):

1. Approving an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all the assets of CRF Tax Free Fund to the Tax-Exempt Portfolio series of Cash Account Trust ("CAT TEP"), in exchange for shares of CAT TEP and the assumption by CAT TEP of all liabilities of CRF Tax Free Fund, and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of CRF Tax Free Fund in complete liquidation and termination of CRF Tax Free Fund.

Affirmative
Against
Abstain
438,011,161.780
14,160,299.630
17,958,082,630




Item 77M - Cash Account Trust - Tax-Exempt Portfolio

Registrant incorporates by reference its Registration Statement on Form N-14 its Proxy Statement dated November 2006, filed on November 1, 2006 (Accession No. 0001193125-06-
220744).

Shareholder Meeting Results:

A Special Meeting of Shareholders of DWS Tax-Free Money
Fund Investment of DWS Advisor Funds ("TFI") was held on
May 25, 2007. The following matter was voted upon by the shareholders of said trust (the resulting votes are presented below):

1. Approving an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all the assets of TFI to the Tax-Exempt Portfolio series of Cash
Account Trust ("CAT TEP"), in exchange for shares of CAT
TEP and the assumption by CAT TEP of all liabilities of TFI, and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of TFI in complete liquidation and termination of TFI.

Affirmative
Against
Abstain
18,247,932.180
578,147.510
8,704.280






Item 77M - Cash Account Trust - Government & Agency
Securities Portfolio

Registrant incorporates by reference its Registration Statement on Form N-14 its Proxy Statement dated October 2006, filed on October 20, 2006 (Accession No. 0001193125-06-211338).

Shareholder Meeting Results:

A Special Meeting of Shareholders of DWS Government and
Agency Money Fund, a series of DWS Money Funds and
Government and Agency Securities Portfolio, a Series of
Investors Cash Trust was held on January 25, 2007. The following matter was voted upon by the shareholders of said trust (the resulting votes are presented below):


1. Approving an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all the assets of DWS Government Fund to the Government &
Agency Securities Portfolio series of Cash Account Trust
("CAT Government Fund"), in exchange for shares of CAT
Government Fund and the assumption by CAT Government
Fund of all liabilities of DWS Government Fund, and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of DWS Government
Fund in complete liquidation and termination of DWS
Government Fund.

Affirmative
Against
Abstain
229,093,319.083
9,702,700.230
10,344,414.505


2. Approving an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all the assets of ICT Government Fund to the Government & Agency
Securities Portfolio series of Cash Account Trust ("CAT
Government Fund"), in exchange for shares of CAT
Government Fund and the assumption by CAT Government
Fund of all liabilities of ICT Government Fund, and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of ICT Government
Fund in complete liquidation and termination of ICT
Government Fund.

Affirmative
Against
Abstain
244,508,369.130
680,299.140
3,080, 047.730




Item 77M - Cash Account Trust - Government & Agency
Securities Portfolio

Registrant incorporates by reference its Registration Statement on Form N-14 its Proxy Statement dated October 2006, filed on October 20, 2006 (Accession No. 0001193125-06-211338).

Shareholder Meeting Results:

A Special Meeting of Shareholders of DWS Government and
Agency Money Fund was held on January 25, 2007. The following matter was voted upon by the shareholders of said trust (the resulting votes are presented below):

1. Approval of an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all of the assets of DWS Treasury Money Fund to the Treasury
Portfolio a series of Investors Cash Trust ("ICT Treasury
Fund"), in exchange for shares of ICT Treasury Fund and the assumption by ICT Treasury Fund of all liabilities of DWS
Treasury Fund, and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of DWS Treasury Money Fund in complete liquidation and termination of DWS Treasury Money Fund.


Affirmative
Against
Abstain
89,455,018.388
8,361,215.250
4,598,787.380


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